UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 19, 2010

Malvern Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	001-34051	38-3783478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into A Material Definite Agreement

On October 19, 2010, Malvern Federal Bancorp, Inc. (the “Company”), Malvern Federal Mutual Holding Company (the “MHC”) and Malvern Federal Savings Bank (the “Bank”) entered into Supervisory Agreements with the Office of Thrift Supervision (the “OTS”).  The agreements provide, among other things, that within specified time frames:

●
the Bank must submit an updated, comprehensive business plan to the OTS that, among other things, addresses the Bank’s strategy to improve core earnings, maintain appropriate levels of liquidity and achieve profitability on a consistent basis and it must submit quarterly reports to the OTS regarding the Bank’s compliance with the plan;

●	the Bank must ensure that its financial reports to the OTS are accurately prepared and timely filed in accordance with applicable law, regulations and regulatory guidance;

●
the Bank must submit a written internal asset review and classification program to the OTS that, among other things, ensures the accurate and timely identification and classification of the Bank’s classified and criticized assets and requires asset reviews for commercial real estate, construction and land development, multi-family and commercial loans by an independent third-party loan review consultant not less than every six months;

●
the Bank must submit to the OTS a detailed, written plan with targeted levels of the Bank’s problem assets (as defined), describing the Bank’s strategies to reduce the levels of its problem assets to the targeted levels and the development of specific workout plans for problem assets in the amount of $500,000 or more and it must submit quarterly asset reports to the OTS regarding, among other things, its compliance with such plans;

●
the Bank must revise its policies, procedures and methodologies relating to the allowance for loan and lease losses (“ALLL”), to be in compliance with all applicable laws, regulations and regulatory guidance, and it must provide for a quarterly independent third-party review and validation of its ALLL;

●
the Bank must submit to the OTS a written program of its policies and procedures for identifying, monitoring and controlling risks associated with concentrations of commercial real estate credit which shall, among other things, establish comprehensive concentration limits, provide for specific review procedures and reporting requirements to identify, monitor and control risks associated with concentrations of credit and contain a written action plan, with specific time frames, for bringing the Bank into compliance with its concentration of credit limits;

●
the Bank may not make, invest in, or purchase any new commercial real estate loans and/or commercial and industrial loans without the prior written non-objection of the OTS, other than with respect to any refinancing, extension or modification of an existing commercial real estate or commercial and industrial loan where no new funds are advanced;

●	the Bank must develop and implement an information technology policy;

●	the Company and the MHC are prohibited from declaring or paying dividends or making any other capital distributions (as defined) without receiving the prior written approval of the OTS; and

●	the Company and the MHC are required to ensure the Bank’s compliance with its Supervisory Agreement.

The foregoing description of the Supervisory Agreements is qualified in its entirety by reference to the Supervisory Agreements issued to the Company and the MHC and to the Bank, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.

Item 9.01        Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
10.1	Supervisory Agreement by and through the Board of Directors of Malvern Federal Savings Bank and the Office of Thrift Supervision, dated October 19, 2010.

10.2	Supervisory Agreement by and through the Boards of Directors of Malvern Federal Bancorp, Inc. and Malvern Federal Mutual Holding Company and the Office of Thrift Supervision, dated October 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN FEDERAL BANCORP, INC.

Date: October 25, 2010	By:	/s/Ronald Anderson
Ronald Anderson
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Supervisory Agreement by and through the Board of Directors of Malvern Federal Savings Bank and the Office of Thrift Supervision, dated October 19, 2010.

10.2	Supervisory Agreement by and through the Boards of Directors of Malvern Federal Bancorp, Inc. and Malvern Federal Mutual Holding Company and the Office of Thrift Supervision, dated October 19, 2010.